Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-251397 on Form S-4, and Registration Statement No. 333-257665 on Form S-8 of our report dated February 28, 2022, relating to the consolidated financial statements of Stem, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/DELOITTE & TOUCHE LLP

San Francisco, California
February 28, 2022